UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report: June 29, 2009
(Date of earliest event reported)

Oragenics, Inc
(Exact name of registrant as specified in its charter)

FL	001-38122	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13700 Progress Blvd	32615
(Address of principal executive offices)	(Zip Code)

386-418-4018
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2009, Oragenics, Inc. (the “Company”) entered into and consummated a private placement of equity and debt financing pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor.  Pursuant to the terms of the Securities Purchase Agreement the Company issued 50,000,000 shares of its Common Stock to the Koski Family Limited Partnership in exchange for $4,000,000, the payment of which consisted of the following: $1,500,000 in cash at closing and $2,500,000 pursuant to a non-interest bearing promissory note providing for five consecutive monthly installment payments of $500,000 commencing July 31, 2009 and the Koski Family Limited Partnership provided a secured loan of  $1,000,000 to the Company.  The loan is secured by substantially all of the Company’s assets (excluding receivables) and bears interest at the rate of Prime plus 4.0% which is payable quarterly.  The principal of the loan is due in five years.  The Company also issued warrants to the Koski Family Limited Partnership to acquire 1,000,000 shares of Company common stock at an exercise price of $0.10 per share.  The warrant expires in five years and is immediately exercisable.  The transaction was consummated pursuant to, and in reliance upon, an exemption from registration set forth under Section 4(2) of the Securities Act of 1933 as amended, as this transaction did not involve a public offering.

As a result of the transaction the board of directors believes there was a change of control of the Company with the Koski Family Limited Partnership acquiring a controlling interest of approximately 56.6 % of our outstanding voting common stock.  Two Koski family members, Robert Koski and Christine Koski were appointed to our Board of Directors.  In addition, following the transaction, the Koski Family Limited Partnership also has the ability to consent to the selection and appointment of two outside directors.

The Koski Family Limited Partnership was also granted registration rights in connection with any offerings by the Company of its shares.  Such registration rights require the Company to include a certain amount of the Koski Family Limited Partnership shares in a Company offering determined based upon 15% of the shares to be publicly offered.

In connection with, and as a condition to the Securities Purchase Agreement, the purchasers, including George Hawes our largest shareholder prior to this transaction, under that certain securities purchase agreement dated June 12, 2008, (the “Hawes Agreement”) entered into waiver and release agreements with us.  In addition, such individuals waived and relinquished any special rights they possessed pursuant to agreements with the Company, including, but not limited to, (i) rights of first refusal (ii) antidilution regarding future equity sales and (iii) covenants regarding secured lending.  In connection with such waivers and releases, warrants to acquire 3,220,000 shares of our common stock at an exercise price of $1.30 per share that were previously issued under the Hawes Agreement were subject to the right of exchange for new replacement warrants to acquire the same number of shares under the same terms except for a change in the exercise price from $1.30 to $0.75.

In addition to the above, as a further condition to the consummation of the transaction contemplated by the Securities Purchase Agreement the Company was required to obtain satisfactory arrangements with three main creditors for reductions in the amounts payable by the Company to such creditors.  The agreed upon reductions in accounts payable with such creditors amounted to approximately $708,000 in aggregate and the reductions were conditioned upon prompt payment of the remaining balances owed to such creditors after taking into account the reductions agreed to by such creditors.

The Securities Purchase Agreement (including the form of the Promissory Note and form of Warrant) is attached as Exhibit 10.1 and the Secured Promissory Note is attached as Exhibit 10.2 and the Security Agreement is attached as Exhibit 10.3 and each are incorporated by reference herein.  The foregoing description of the Securities Purchase Agreement, Promissory Notes, Warrant and Security Agreement are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3.

A copy of the June 30, 2009 press release announcing the transaction is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 1.02 TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 1.01 regarding the Hawes Agreement is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 is incorporated herein by reference.  In addition, our Director and Chief Scientific Officer was repaid funds in the amount of $45,656.43 that he had previously advanced to the Company through the issuance of 456,564 shares of common stock on June 29, 2009 at a price per share of $0.10.  The transaction was consummated pursuant to, and in reliance upon, an exemption from registration set forth under Section 4(2) of the Securities Act of 1933 as amended, as this transaction did not involve a public offering.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective upon the closing of the transaction contemplated by the Securities Purchase Agreement referenced under Item 1.01 above, Messrs. Welch, Hennecke and Sills resigned from our Board of Directors and our acting President and Chief Executive Officer, Mr. David Hirsch, as well as Ms. Christine Koski and Mr. Robert Koski were appointed to fill the vacancies on our board of directors created by the aforementioned resignations, with Ms. Koski being elected as Chairman to succeed Mr. Welch.  Following the closing of the transaction, Mr. David Hirsch became our President and Chief Executive Officer and our Controller, Mr. Brian Bohunicky was appointed to be our Chief Financial Officer.  Mr. Bohunicky will be paid $200,000 per year and his employment with us will be at will.  Following the closing of the transaction, Mr. Hirsch was awarded a bonus of $100,000 payable in 1,000,000 shares of our common stock at a price per share of $0.10.  As non-employee directors, each of Christine Koski and Robert Koski received options to acquire 100,000 shares of our common stock on the date they joined the Board, June 29, 2009, at an exercise price of $0.10 in connection with the Company’s non-employee director compensation plan.

Certain biographical information on the new directors and Chief Financial Officer are set forth below:

Ms. Christine L. Koski.  Ms. Koski joined the executive team of nMetric, LLC as head of marketing in July 2006. Prior to joining nMetric, Ms. Koski founded Koski Consulting Group, Inc. in June 2001 to work with start-up companies in the area of business strategy and marketing. In May 2001, Ms. Koski completed an Executive MBA degree from Southern Methodist University. From 1980 through 2000, Ms. Koski held various positions in sales, product management, purchasing, sales management, and international marketing management with Celanese A.G. or its former affiliates, including Celanese Ltd., Hoechst AG and Hoechst Celanese Chemical Group Ltd. Ms. Koski has served as a Director of the Sun Hydraulics Corporation, a public company, since May 2000.

Mr. Robert C. Koski.  Mr. Koski is an attorney with the Koski Firm, located in Atlanta, Georgia, where his practice includes litigation and tax law.  Mr. Koski received his B.A. from Colgate University and his J.D. from Emory School of Law.  He was admitted to the Bar in 1985.

Mr. David B. Hirsch.  Following the change of control transaction with the Koski Family Limited Partnership Mr. Hirsch became a director and our President and Chief Executive Officer.  Mr. Hirsch began working for the Company as a consultant in April of 2008 and joined the Company as a full-time employee in May 2008.  Mr. Hirsch became our Chief Operating Officer effective June 27, 2008 and assumed the role of Chief Financial Officer on July 15, 2008. Mr. Hirsch assumed the additional role of Acting President and Chief Executive Officer on March 18, 2009 upon the resignation of the Company’s former chief executive officer and president and Mr. Hirsch relinquished his position as Chief Operating Officer at that time. Prior to starting his own firm, Mr. Hirsch worked at Deloitte and Touche, LLP in San Francisco, California as a Manager in its restructuring group; at Mutual Ascent, a registered investment advisor; and at The Cottonwood Group, a venture capital firm in San Mateo, California as an associate. He holds a MSIA (MBA) from the Tepper School of Business at Carnegie Mellon University, a JD from Drake University Law School and a B.A. in Economics from Indiana University. Mr. Hirsch is also a licensed attorney in the States of Florida and Indiana.

Mr. Brian Bohunicky.  Mr. Bohunicky joined the Company in early January 2009 as the Company Controller. Prior to joining the Company, Mr. Bohunicky was the Vice President Controller of Idex Corporation’s Fire and Safety Segment from October 2002 to November 2009. In this role, Mr. Bohunicky was responsible for managing the financial aspects of Idex’s worldwide fire and rescue manufacturing businesses.  Mr. Bohunicky’s global responsibility included eight manufacturing facilities totaling approximately $250M in annual revenue.  Mr. Bohunicky was the financial leader on acquisitions in US, Germany and China and led restructuring programs throughout his career.  During his time at Idex Mr. Bohunicky established operational excellence programs and drove process change to improve profitability and maximize working capital.  Prior to joining Idex, Mr. Bohunicky had multiple general manager and controller assignments with Flowserve Corporation and Ingersoll Rand Company.  Mr. Bohunicky holds a BA degree in Economics from Moravian College.

Item 9.01 FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Number	Description
10.1	Securities Purchase Agreement dated June 29, 2009 by and between the Company and the Koski Family Limited Partnership (including the Form of the Promissory Note and Form of the Warrant)

10.2	Secured Promissory Note

10.3	Security Agreement

99.1	Press Release dated June 30, 2009

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 6th day of July, 2009.

ORAGENICS, INC. (Registrant)

BY:	/s/ David B. Hirsch
David B. Hirsch President and Chief Executive Officer